EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS SECOND QUARTER 2025 RESULTS
$152 million	$160 million	$0.73	$0.76
Net income	Operating net income [1]	Earnings per common share - diluted	Operating earnings per common share - diluted [1]
0

CEO Commentary
“Our second quarter results demonstrate our focus on profitability and balance sheet optimization,” said Clint Stein, President and CEO. “Commercial loan growth outpaced runoff in transactional portfolios while the net interest margin benefited from loan repricing, controlled deposit pricing, and a rebound in securities yields. Continued expense discipline further supported our strong performance, even as we continue to reinvest in our growing franchise—opening three new branches and planning for the closing of our Pacific Premier acquisition. While customer deposits declined due to normal seasonal activity and increased cash usage, our Business Bank of Choice strategy continues to attract new relationships. We remain laser focused on delivering top-quartile performance and enhancing long-term tangible book value while returning excess capital to our shareholders."

–Clint Stein, President and CEO of Columbia Banking System, Inc.

2Q25 HIGHLIGHTS (COMPARED TO 1Q25)

Net Interest Income and NIM	•Net interest income increased by $21 million from the prior quarter, due to higher interest income earned on loans and investment securities and relatively stable funding costs.
•Net interest margin was 3.75%, up 15 basis points from the prior quarter, as the yields on investment securities and loans increased and the cost of interest-bearing liabilities decreased by 2 basis points.

Non-Interest Income and Expense
•Non-interest income decreased by $2 million. Excluding the impact of fair value and hedges,[1] non-interest income increased by $8 million, due to higher core fee-generating businesses, like commercial credit cards and wealth management services.

•Non-interest expense decreased by $62 million, primarily due to a legal settlement and severance expense in the first quarter, which did not repeat.

Credit Quality	•Net charge-offs were 0.31% of average loans and leases (annualized), compared to 0.32% in the prior quarter.
•Provision expense was $29 million, compared to $27 million in the prior quarter.
•Non-performing assets to total assets was 0.35%, unchanged from March 31, 2025.

Capital	•Estimated total risk-based capital ratio of 13.0% and estimated common equity tier 1 risk-based capital ratio of 10.8%.
•Declared a quarterly cash dividend of $0.36 per common share on May 16, 2025, which was paid June 16, 2025.

Notable Items
•The second quarter's small business and retail campaign, which ran through mid-July, brought over $450 million in new deposits to the bank. The campaign was also successful in generating new SBA lending relationships.

•Opened two branches in Arizona, strengthening support for bankers and customers in Phoenix and the surrounding markets. A branch was also opened in Eastern Oregon, bringing essential banking services to an underserved rural community.

2Q25 KEY FINANCIAL DATA

PERFORMANCE METRICS		2Q25		1Q25		2Q24
Return on average assets		1.19%		0.68%		0.93%
Return on average common equity		11.56%		6.73%		9.85%
Return on average tangible common equity [1]		16.03%		9.45%		14.55%
Operating return on average assets [1]		1.25%		1.10%		1.08%
Operating return on average common equity [1]		12.16%		10.87%		11.47%
Operating return on average tangible common equity [1]		16.85%		15.26%		16.96%
Net interest margin		3.75%		3.60%		3.56%
Efficiency ratio		54.29%		69.06%		59.02%
Operating efficiency ratio, as adjusted [1]		51.79%		55.11%		53.56%

INCOME STATEMENT ($ in 000s, excl. per share data)		2Q25		1Q25		2Q24
Net interest income		$446,446		$424,995		$427,449
Provision for credit losses		$29,449		$27,403		$31,820
Non-interest income		$64,462		$66,377		$44,703
Non-interest expense		$277,995		$340,122		$279,244
Pre-provision net revenue [1]		$232,913		$151,250		$192,908
Operating pre-provision net revenue [1]		$242,126		$211,833		$219,390
Earnings per common share - diluted		$0.73		$0.41		$0.57
Operating earnings per common share - diluted [1]		$0.76		$0.67		$0.67
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		2Q25		1Q25		2Q24
Total assets	$51.9	B	$51.5	B	$52.0	B
Loans and leases	$37.6	B	$37.6	B	$37.7	B
Deposits	$41.7	B	$42.2	B	$41.5	B
Book value per common share		$25.41		$24.93		$23.76
Tangible book value per common share [1]		$18.47		$17.86		$16.26
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4100, jacquebohlen@columbiabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") continues to plan for its acquisition of Pacific Premier Bancorp, Inc. ("Pacific Premier"), which was announced on April 23, 2025. The shareholders of both companies overwhelmingly approved the combination at their respective special meetings, which were held July 21, 2025. We anticipate closing the transaction as soon as September 1, 2025, pending regulatory approvals and satisfaction of other customary closing conditions. Integration efforts are progressing as planned, driven by the comprehensive preparation of cross-company teams, which are led by Columbia's Integration Management Office, positioning us for a smooth and timely closing once regulatory approvals are secured and other customary closing conditions are satisfied.

Columbia expanded its Arizona footprint with the opening of its second branch in Phoenix and its first in Mesa, bringing the total number of branches in the state to four. We also opened a branch in Eastern Oregon, restoring essential banking services to a bank-less rural community. Our branch strategy encompasses thriving metropolitan areas and core community markets alike, supporting bankers already serving customers in our markets and strengthening opportunities to bring new relationships to Columbia.

Net Interest Income
Net interest income was $446 million for the second quarter of 2025, up $21 million from the prior quarter. The increase reflects higher interest income earned on loans and investment securities and relatively stable funding costs.

Columbia's net interest margin was 3.75% for the second quarter of 2025, up 15 basis points from the first quarter of 2025. Net interest margin benefited from an increase in the yield on taxable investment securities to 4.22% for the second quarter of 2025, up from 3.72% for the first quarter of 2025. The increase is due to higher conditional prepayment rates ("CPR") and the purchase of higher-yielding investment securities during the quarter. The average yield on the loan portfolio increased by 8 basis points between periods to 6.00% for the second quarter of 2025, due primarily to higher yields on commercial and construction loans and a $2 million interest recovery related to a nonperforming loan that repaid in full. The cost of interest-bearing deposits was unchanged between periods at 2.52% for the second quarter of 2025, in line with the cost of interest-bearing deposits for the month of June and as of June 30, 2025. Columbia's cost of interest-bearing liabilities decreased 2 basis points from the prior quarter to 2.78% for the second quarter of 2025, in line with the cost of interest-bearing liabilities for the month of June and as of June 30, 2025. Please refer to the Q2 2025 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information.

Non-interest Income
Non-interest income was $64 million for the second quarter of 2025, down $2 million from the prior quarter. The decrease was driven by quarterly changes in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, due to interest rate fluctuations during the quarter, collectively resulting in a net fair value loss of $1 million in the second quarter compared to a net fair value gain of $9 million in the first quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was up $8 million2 between periods, due primarily to higher card-based fee income and growth in other core fee-generating businesses, including swap-related income, financial services and trust revenue, and treasury management fees.

Non-interest Expense
Non-interest expense was $278 million for the second quarter of 2025, down $62 million from the prior quarter, which included a $55 million accrual related to a legal settlement and $15 million in severance expense. Excluding the legal settlement, exit and disposal costs, and merger and restructuring expense, which includes the first quarter's severance expense, non-interest expense was $269 million2, down $1 million from the prior quarter, as lower legal expense—which was separate from the legal settlement—intangible amortization, and other miscellaneous expenses more than offset an increase in compensation costs. Please refer to the Q2 2025 Earnings Presentation for additional expense details.

Balance Sheet
Total consolidated assets were $51.9 billion as of June 30, 2025, up from $51.5 billion as of March 31, 2025. Cash and cash equivalents were $1.9 billion as of June 30, 2025, down from $2.1 billion as of March 31, 2025. Including secured off-balance sheet lines of credit, total available liquidity was $18.6 billion as of June 30, 2025, representing 36% of total assets, 44% of total deposits, and 132% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.7 billion as of June 30, 2025, an increase of $424 million relative to March 31, 2025, as purchases and an increase in the fair value of the portfolio offset paydowns. Please refer to the Q2 2025 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Gross loans and leases were $37.6 billion as of June 30, 2025, an increase of $21 million relative to March 31, 2025. The change primarily reflects 2% annualized growth in commercial and owner-occupied commercial real estate loans, which was offset by 7% annualized contraction in multifamily loans. "Our teams remain focused on relationship-driven activity as we continue to let transactional real estate portfolios wind down," commented Chris Merrywell, President of Columbia Bank. "Loan balances were also impacted by an increase in prepayment activity, which muted a double-digit increase in origination volume relative to both the prior and year-ago quarters." Please refer to the Q2 2025 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Total deposits were $41.7 billion as of June 30, 2025, a decrease of $475 million relative to March 31, 2025, as customer deposits declined due to seasonal tax payments and other customer cash usage. "We experienced customer deposit contraction in April following strong customer balance growth in March," stated Mr. Merrywell. "Seasonal balance declines were accompanied by customers' usage of cash to pay down debt, which impacted loan prepayment activity. The quarter's results also reflect deposit balances moving off balance sheet into our wealth management products, which enhances our core fee income generation as we provide our customers with needs-based solutions." Borrowings were $3.4 billion as of June 30, 2025, an increase of $800 million relative to March 31, 2025. Please refer to the Q2 2025 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $439 million, or 1.17% of loans and leases, as of June 30, 2025, unchanged from March 31, 2025. The provision for credit losses was $29 million for the second quarter of 2025 and reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.31% of average loans and leases (annualized) for the second quarter of 2025, compared to 0.32% for the first quarter of 2025. Net charge-offs in the FinPac portfolio were $14 million in the second quarter, compared to $17 million in the first quarter. Net charge-offs excluding the FinPac portfolio were $15 million in the second quarter, compared to $13 million in the first quarter. Non-performing assets were $180 million, or 0.35% of total assets, as of June 30, 2025, compared to $178 million, or 0.35% of total assets, as of March 31, 2025. Please refer to the Q2 2025 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $25.41 as of June 30, 2025, compared to $24.93 as of March 31, 2025. The increase reflects net capital generation and a favorable change in accumulated other comprehensive (loss) income ("AOCI") to $(334) million as of June 30, 2025, compared to $(358) million as of the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on available-for-sale securities to $311 million as of June 30, 2025, compared to $337 million as of March 31, 2025. Tangible book value per common share3 was $18.47 as of June 30, 2025, compared to $17.86 as of March 31, 2025.

Columbia's estimated total risk-based capital ratio was 13.0%, and its estimated common equity tier 1 risk-based capital ratio was 10.8% as of June 30, 2025, compared to 12.9% and 10.6%, respectively, as of March 31, 2025. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2025 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Earnings Presentation and Conference Call Information
Columbia's Q2 2025 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its second quarter 2025 earnings conference call on July 24, 2025 at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its second quarter 2025 financial results. Participants may join the audiocast or register for the call using the link below to receive dial-in details and their own unique PINs. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/skhq48of/
Register for the call: https://register-conf.media-server.com/register/BI5727811477e9400984084cc006a83205
Access the replay through Columbia's investor relations page: https://www.columbiabankingsystem.com/news-market-data/event-calendar/default.aspx

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank (dba: Umpqua Bank), an award-winning western U.S. regional bank. Columbia Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Columbia Bank. Learn more at www.columbiabankingsystem.com.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued or renewed inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; risks related to our proposed transaction with Pacific Premier (the "Transaction"), including, among others, (i) failure to complete the Transaction or unexpected delays related to the Transaction or either party’s inability to satisfy closing conditions required to complete the Transaction, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction, (iii) certain restrictions during the pendency of the Transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions, (iv) diversion of management’s attention from ongoing business operations and opportunities, (v) cost savings and any revenue or expense synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized, (vi) deposit attrition, customer or employee loss, and/or revenue loss as a result of the announcement of the Transaction, (viii) expenses related to the Transaction being greater than expected, and (ix) shareholder litigation that could prevent or delay the closing of the Transaction or otherwise negatively impact our business and operations; the impact of proposed or imposed tariffs by the U.S. government and retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; potential adverse reactions or changes to business or employee relationships; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$564,343	$552,562	$572,843	$588,603	$583,874	2%	(3)%
Interest and dividends on investments:
Taxable	80,316	68,688	75,254	76,074	78,828	17%	2%
Exempt from federal income tax	6,769	6,807	6,852	6,855	6,904	(1)%	(2)%
Dividends	3,444	2,792	2,678	2,681	2,895	23%	19%
Temporary investments and interest bearing deposits	15,817	16,394	18,956	24,683	23,035	(4)%	(31)%
Total interest income	670,689	647,243	676,583	698,896	695,536	4%	(4)%
Interest expense:
Deposits	180,154	176,634	189,037	208,027	207,307	2%	(13)%
Securities sold under agreement to repurchase and federal funds purchased	955	974	971	1,121	1,515	(2)%	(37)%
Borrowings	34,542	36,074	39,912	49,636	49,418	(4)%	(30)%
Junior and other subordinated debentures	8,592	8,566	9,290	9,894	9,847	—%	(13)%
Total interest expense	224,243	222,248	239,210	268,678	268,087	1%	(16)%
Net interest income	446,446	424,995	437,373	430,218	427,449	5%	4%
Provision for credit losses	29,449	27,403	28,199	28,769	31,820	7%	(7)%
Non-interest income:
Service charges on deposits	19,669	19,301	18,401	18,549	18,503	2%	6%
Card-based fees	14,559	12,571	14,634	14,591	14,681	16%	(1)%
Financial services and trust revenue	5,842	5,187	5,265	5,083	5,396	13%	8%
Residential mortgage banking revenue, net	7,343	9,334	6,958	6,668	5,848	(21)%	26%
Gain (loss) on sale of debt securities, net	1	4	10	3	(1)	(75)%	nm
Gain (loss) on equity securities, net	410	1,702	(1,424)	2,272	325	(76)%	26%
Gain (loss) on loan and lease sales, net	172	97	(1,719)	161	(1,516)	77%	nm
Gain (loss) on loans held for investment, at fair value	212	7,016	(7,355)	9,365	(10,114)	(97)%	nm
BOLI income	5,184	4,883	4,742	4,674	4,705	6%	10%
Other income	11,070	6,282	10,235	4,793	6,876	76%	61%
Total non-interest income	64,462	66,377	49,747	66,159	44,703	(3)%	44%
Non-interest expense:
Salaries and employee benefits	154,883	145,239	141,958	147,268	145,066	7%	7%
Occupancy and equipment, net	47,178	48,170	46,878	45,056	45,147	(2)%	4%
Intangible amortization	25,826	27,979	29,055	29,055	29,230	(8)%	(12)%
FDIC assessments	8,144	8,022	8,121	9,332	9,664	2%	(16)%
Merger and restructuring expense	8,186	14,379	2,230	2,364	14,641	(43)%	(44)%
Legal settlement	—	55,000	—	—	—	(100)%	nm
Other expenses	33,778	41,333	38,334	38,283	35,496	(18)%	(5)%
Total non-interest expense	277,995	340,122	266,576	271,358	279,244	(18)%	—%
Income before provision for income taxes	203,464	123,847	192,345	196,250	161,088	64%	26%
Provision for income taxes	51,041	37,238	49,076	50,068	40,944	37%	25%
Net income	$152,423	$86,609	$143,269	$146,182	$120,144	76%	27%

Weighted average basic shares outstanding	209,125	208,800	208,548	208,545	208,498	—%	—%
Weighted average diluted shares outstanding	209,975	210,023	209,889	209,454	209,011	—%	—%
Earnings per common share – basic	$0.73	$0.41	$0.69	$0.70	$0.58	78%	26%
Earnings per common share – diluted	$0.73	$0.41	$0.68	$0.70	$0.57	78%	28%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
($ in thousands, except per share data)	Jun 30, 2025	Jun 30, 2024	Year over Year
Interest income:
Loans and leases	$1,116,905	$1,158,918	(4)%
Interest and dividends on investments:
Taxable	149,004	153,845	(3)%
Exempt from federal income tax	13,576	13,808	(2)%
Dividends	6,236	6,602	(6)%
Temporary investments and interest bearing deposits	32,211	46,588	(31)%
Total interest income	1,317,932	1,379,761	(4)%
Interest expense:
Deposits	356,788	405,742	(12)%
Securities sold under agreement to repurchase and federal funds purchased	1,929	2,781	(31)%
Borrowings	70,616	100,693	(30)%
Junior and other subordinated debentures	17,158	19,734	(13)%
Total interest expense	446,491	528,950	(16)%
Net interest income	871,441	850,811	2%
Provision for credit losses	56,852	48,956	16%
Non-interest income:
Service charges on deposits	38,970	34,567	13%
Card-based fees	27,130	27,864	(3)%
Financial services and trust revenue	11,029	9,860	12%
Residential mortgage banking revenue, net	16,677	10,482	59%
Gain on sale of debt securities, net	5	11	(55)%
Gain (loss) on equity securities, net	2,112	(1,240)	nm
Gain (loss) on loan and lease sales, net	269	(1,295)	nm
Gain (loss) on loans held for investment, at fair value	7,228	(12,486)	nm
BOLI income	10,067	9,344	8%
Other income	17,352	17,953	(3)%
Total non-interest income	130,839	95,060	38%
Non-interest expense:
Salaries and employee benefits	300,122	299,604	—%
Occupancy and equipment, net	95,348	90,438	5%
Intangible amortization	53,805	61,321	(12)%
FDIC assessments	16,166	24,124	(33)%
Merger and restructuring expense	22,565	19,119	18%
Legal settlement	55,000	—	nm
Other expenses	75,111	72,154	4%
Total non-interest expense	618,117	566,760	9%
Income before provision for income taxes	327,311	330,155	(1)%
Provision for income taxes	88,279	85,931	3%
Net income	$239,032	$244,224	(2)%

Weighted average basic shares outstanding	208,964	208,379	0%
Weighted average diluted shares outstanding	209,965	208,999	0%
Earnings per common share – basic	$1.14	$1.17	(3)%
Earnings per common share – diluted	$1.14	$1.17	(3)%

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$608,057	$591,265	$496,666	$591,364	$515,263	3%	18%
Interest-bearing cash and temporary investments	1,334,113	1,481,441	1,381,589	1,519,658	1,553,568	(10)%	(14)%
Investment securities:
Equity and other, at fair value	92,958	91,580	78,133	79,996	77,221	2%	20%
Available for sale, at fair value	8,653,172	8,228,805	8,274,615	8,676,807	8,503,000	5%	2%
Held to maturity, at amortized cost	2,013	2,057	2,101	2,159	2,203	(2)%	(9)%
Loans held for sale	65,590	64,747	71,535	66,639	56,310	1%	16%
Loans and leases	37,637,013	37,616,101	37,680,901	37,503,002	37,709,987	—%	—%
Allowance for credit losses on loans and leases	(420,907)	(421,495)	(424,629)	(420,054)	(418,671)	—%	1%
Net loans and leases	37,216,106	37,194,606	37,256,272	37,082,948	37,291,316	—%	—%
Restricted equity securities	161,380	125,300	150,024	116,274	116,274	29%	39%
Premises and equipment, net	356,879	344,926	348,670	338,107	337,842	3%	6%
Operating lease right-of-use assets	110,478	106,696	111,227	106,224	108,278	4%	2%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Other intangible assets, net	430,443	456,269	484,248	513,303	542,358	(6)%	(21)%
Residential mortgage servicing rights, at fair value	102,863	105,663	108,358	101,919	110,039	(3)%	(7)%
Bank-owned life insurance	704,919	700,768	693,839	691,160	686,485	1%	3%
Deferred tax asset, net	299,043	311,192	359,425	286,432	361,773	(4)%	(17)%
Other assets	734,194	684,717	730,461	706,375	756,319	7%	(3)%
Total assets	$51,901,442	$51,519,266	$51,576,397	$51,908,599	$52,047,483	1%	—%
Liabilities:
Deposits
Non-interest-bearing	$13,219,631	$13,413,927	$13,307,905	$13,534,065	$13,481,616	(1)%	(2)%
Interest-bearing	28,523,026	28,803,767	28,412,827	27,980,623	28,041,656	(1)%	2%
Total deposits	41,742,657	42,217,694	41,720,732	41,514,688	41,523,272	(1)%	1%
Securities sold under agreements to repurchase	191,435	192,386	236,627	183,833	197,860	—%	(3)%
Borrowings	3,350,000	2,550,000	3,100,000	3,650,000	3,900,000	31%	(14)%
Junior subordinated debentures, at fair value	323,015	320,774	330,895	311,896	310,187	1%	4%
Junior and other subordinated debentures, at amortized cost	107,554	107,611	107,668	107,725	107,781	—%	—%
Operating lease liabilities	124,522	121,282	125,710	121,298	123,082	3%	1%
Other liabilities	720,377	771,710	836,541	745,331	908,629	(7)%	(21)%
Total liabilities	46,559,560	46,281,457	46,458,173	46,634,771	47,070,811	1%	(1)%
Shareholders' equity:
Common stock	5,826,488	5,823,287	5,817,458	5,812,237	5,807,041	—%	—%
Accumulated deficit	(150,822)	(227,006)	(237,254)	(304,525)	(374,687)	(34)%	(60)%
Accumulated other comprehensive loss	(333,784)	(358,472)	(461,980)	(233,884)	(455,682)	(7)%	(27)%
Total shareholders' equity	5,341,882	5,237,809	5,118,224	5,273,828	4,976,672	2%	7%
Total liabilities and shareholders' equity	$51,901,442	$51,519,266	$51,576,397	$51,908,599	$52,047,483	1%	—%

Common shares outstanding at period end	210,213	210,112	209,536	209,532	209,459	—%	—%

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$25.41	$24.93	$24.43	$25.17	$23.76	2%	7%
Tangible book value (1)	$18.47	$17.86	$17.20	$17.81	$16.26	3%	14%

Performance Ratios:
Efficiency ratio (2)	54.29%	69.06%	54.61%	54.56%	59.02%	(14.77)	(4.73)
Non-interest expense to average assets (1)	2.16%	2.68%	2.06%	2.08%	2.16%	(0.52)	—
Return on average assets ("ROAA")	1.19%	0.68%	1.10%	1.12%	0.93%	0.51	0.26
Pre-provision net revenue ("PPNR") ROAA (1)	1.81%	1.19%	1.70%	1.72%	1.49%	0.62	0.32
Return on average common equity	11.56%	6.73%	10.91%	11.36%	9.85%	4.83	1.71
Return on average tangible common equity (1)	16.03%	9.45%	15.41%	16.34%	14.55%	6.58	1.48

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	51.79%	55.11%	52.51%	53.89%	53.56%	(3.32)	(1.77)
Operating non-interest expense to average assets (1)	2.10%	2.13%	2.03%	2.05%	2.03%	(0.03)	0.07
Operating ROAA (1)	1.25%	1.10%	1.15%	1.10%	1.08%	0.15	0.17
Operating PPNR ROAA (1)	1.88%	1.67%	1.77%	1.69%	1.70%	0.21	0.18
Operating return on average common equity (1)	12.16%	10.87%	11.40%	11.15%	11.47%	1.29	0.69
Operating return on average tangible common equity (1)	16.85%	15.26%	16.11%	16.04%	16.96%	1.59	(0.11)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.00%	5.92%	6.05%	6.22%	6.20%	0.08	(0.20)
Yield on earning assets (2)	5.62%	5.49%	5.63%	5.78%	5.80%	0.13	(0.18)
Cost of interest bearing deposits	2.52%	2.52%	2.66%	2.95%	2.97%	—	(0.45)
Cost of interest bearing liabilities	2.78%	2.80%	2.98%	3.29%	3.31%	(0.02)	(0.53)
Cost of total deposits	1.73%	1.72%	1.80%	1.99%	2.01%	0.01	(0.28)
Cost of total funding (3)	1.98%	1.99%	2.09%	2.32%	2.34%	(0.01)	(0.36)
Net interest margin (2)	3.75%	3.60%	3.64%	3.56%	3.56%	0.15	0.19
Average interest bearing cash / Average interest earning assets	2.97%	3.13%	3.29%	3.74%	3.51%	(0.16)	(0.54)
Average loans and leases / Average interest earning assets	78.64%	78.93%	78.42%	77.91%	78.27%	(0.29)	0.37
Average loans and leases / Average total deposits	90.07%	90.36%	89.77%	90.42%	90.61%	(0.29)	(0.54)
Average non-interest bearing deposits / Average total deposits	31.39%	31.75%	32.45%	32.52%	32.54%	(0.36)	(1.15)
Average total deposits / Average total funding (3)	91.92%	91.86%	91.88%	90.25%	90.15%	0.06	1.77

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.47%	0.47%	0.44%	0.44%	0.41%	—	0.06
Non-performing assets to total assets	0.35%	0.35%	0.33%	0.32%	0.30%	—	0.05
Allowance for credit losses to loans and leases	1.17%	1.17%	1.17%	1.17%	1.16%	—	0.01
Total risk-based capital ratio (4)	13.0%	12.9%	12.8%	12.5%	12.2%	0.10	0.80
Common equity tier 1 risk-based capital ratio (4)	10.8%	10.6%	10.5%	10.3%	10.0%	0.20	0.80

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = total deposits + total borrowings.
(4) Estimated holding company ratios.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2025	Jun 30, 2024	Year over Year
Per Common Share Data:
Dividends	$0.72	$0.72	—%

Performance Ratios:
Efficiency ratio (2)	61.54%	59.80%	1.74
Non-interest expense to average assets (1)	2.42%	2.19%	0.23
Return on average assets	0.94%	0.94%	—
PPNR ROAA (1)	1.50%	1.47%	0.03
Return on average common equity	9.18%	9.93%	(0.75)
Return on average tangible common equity (1)	12.80%	14.69%	(1.89)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2)	53.40%	55.26%	(1.86)
Operating non-interest expense to average assets (1)	2.11%	2.08%	0.03
Operating ROAA (1)	1.17%	1.06%	0.11
Operating PPNR ROAA (1)	1.78%	1.62%	0.16
Operating return on average common equity (1)	11.52%	11.18%	0.34
Operating return on average tangible common equity (1)	16.07%	16.54%	(0.47)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.96%	6.17%	(0.21)
Yield on earning assets (2)	5.56%	5.75%	(0.19)
Cost of interest bearing deposits	2.52%	2.93%	(0.41)
Cost of interest bearing liabilities	2.79%	3.28%	(0.49)
Cost of total deposits	1.72%	1.96%	(0.24)
Cost of total funding (3)	1.98%	2.31%	(0.33)
Net interest margin (2)	3.67%	3.54%	0.13
Average interest bearing cash / Average interest earning assets	3.05%	3.54%	(0.49)
Average loans and leases / Average interest earning assets	78.78%	78.07%	0.71
Average loans and leases / Average total deposits	90.21%	90.51%	(0.30)
Average non-interest bearing deposits / Average total deposits	31.57%	32.91%	(1.34)
Average total deposits / Average total funding (3)	91.90%	90.12%	1.78

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term	$6,189,992	$6,179,261	$6,278,154	$6,391,806	$6,407,351	—%	(3)%
Owner occupied term	5,319,529	5,303,424	5,270,294	5,210,485	5,230,511	—%	2%
Multifamily	5,735,057	5,831,266	5,804,364	5,779,737	5,868,848	(2)%	(2)%
Construction & development	2,069,727	2,070,732	1,983,213	1,988,923	1,946,693	—%	6%
Residential development	286,175	252,349	231,647	244,579	269,106	13%	6%
Commercial:
Term	5,352,598	5,490,189	5,537,618	5,429,209	5,559,548	(3)%	(4)%
Lines of credit & other	2,950,782	2,753,613	2,769,643	2,640,669	2,558,633	7%	15%
Leases & equipment finance	1,641,450	1,644,052	1,660,835	1,670,427	1,701,943	—%	(4)%
Residential:
Mortgage	5,829,833	5,878,427	5,933,352	5,944,734	5,992,163	(1)%	(3)%
Home equity loans & lines	2,082,766	2,039,061	2,031,653	2,017,336	1,982,786	2%	5%
Consumer & other	179,104	173,727	180,128	185,097	192,405	3%	(7)%
Total loans and leases, net of deferred fees and costs	$37,637,013	$37,616,101	$37,680,901	$37,503,002	$37,709,987	—%	—%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term	16%	16%	17%	17%	17%
Owner occupied term	14%	14%	14%	14%	14%
Multifamily	15%	15%	15%	15%	15%
Construction & development	6%	6%	5%	5%	5%
Residential development	1%	1%	1%	1%	1%
Commercial:
Term	14%	15%	15%	15%	15%
Lines of credit & other	8%	7%	7%	7%	6%
Leases & equipment finance	4%	4%	4%	4%	5%
Residential:
Mortgage	15%	16%	16%	16%	16%
Home equity loans & lines	6%	5%	5%	5%	5%
Consumer & other	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,219,631	$13,413,927	$13,307,905	$13,534,065	$13,481,616	(1)%	(2)%
Demand, interest bearing	8,334,553	8,494,493	8,475,693	8,444,424	8,195,284	(2)%	2%
Money market	11,694,412	11,970,785	11,475,055	11,351,066	10,927,813	(2)%	7%
Savings	2,275,500	2,336,727	2,360,040	2,450,924	2,508,598	(3)%	(9)%
Time	6,218,561	6,001,762	6,102,039	5,734,209	6,409,961	4%	(3)%
Total	$41,742,657	$42,217,694	$41,720,732	$41,514,688	$41,523,272	(1)%	1%

Total core deposits (1)	$37,293,962	$38,079,274	$37,487,909	$37,774,870	$37,159,069	(2)%	0%

Deposit mix:
Demand, non-interest bearing	32%	32%	32%	33%	33%
Demand, interest bearing	20%	20%	20%	20%	20%
Money market	28%	28%	27%	27%	26%
Savings	5%	6%	6%	6%	6%
Time	15%	14%	15%	14%	15%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate	$30,739	$41,910	$39,332	$37,332	$37,584	(27)%	(18)%
Commercial	66,809	80,492	57,146	61,464	54,986	(17)%	22%
Total loans and leases on non-accrual status	97,548	122,402	96,478	98,796	92,570	(20)%	5%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate	361	—	—	136	—	nm	nm
Commercial	5,581	75	4,684	6,012	5,778	nm	(3)%
Residential (2)	73,607	52,392	65,552	59,961	54,525	40%	35%
Consumer & other	337	278	179	317	220	21%	53%
Total loans and leases past due 90+ days and accruing (2)	79,886	52,745	70,415	66,426	60,523	51%	32%
Total non-performing loans and leases (1), (2)	177,434	175,147	166,893	165,222	153,093	1%	16%
Other real estate owned	2,818	2,849	2,666	2,395	2,839	(1)%	(1)%
Total non-performing assets (1), (2)	$180,252	$177,996	$169,559	$167,617	$155,932	1%	16%

Loans and leases past due 31-89 days	$141,863	$158,026	$105,199	$67,310	$85,998	(10)%	65%
Loans and leases past due 31-89 days to total loans and leases	0.38%	0.42%	0.28%	0.18%	0.23%	(0.04)	0.15
Non-performing loans and leases to total loans and leases (1), (2)	0.47%	0.47%	0.44%	0.44%	0.41%	—	0.06
Non-performing assets to total assets (1), (2)	0.35%	0.35%	0.33%	0.32%	0.30%	—	0.05
Non-accrual loans and leases to total loan and leases (2)	0.26%	0.33%	0.26%	0.26%	0.25%	(0.07)	0.01

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $67.8 million, $66.5 million, $73.6 million, $65.8 million, and $64.6 million at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $2.0 million, $2.6 million, $2.4 million, $3.7 million, and $1.0 million at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$421,495	$424,629	$420,054	$418,671	$414,344	(1)%	2%
Provision for credit losses on loans and leases	28,757	26,187	30,230	30,498	34,760	10%	(17)%
Charge-offs
Commercial real estate	(77)	(119)	(2,935)	—	(585)	(35)%	(87)%
Commercial	(33,073)	(32,611)	(25,780)	(32,645)	(33,561)	1%	(1)%
Residential	(285)	(303)	(26)	(936)	(504)	(6)%	(43)%
Consumer & other	(1,164)	(1,080)	(1,523)	(1,395)	(1,551)	8%	(25)%
Total charge-offs	(34,599)	(34,113)	(30,264)	(34,976)	(36,201)	1%	(4)%
Recoveries
Commercial real estate	71	19	3	44	551	274%	(87)%
Commercial	4,676	4,336	4,104	5,258	4,198	8%	11%
Residential	187	98	163	143	411	91%	(55)%
Consumer & other	320	339	339	416	608	(6)%	(47)%
Total recoveries	5,254	4,792	4,609	5,861	5,768	10%	(9)%
Net (charge-offs) recoveries
Commercial real estate	(6)	(100)	(2,932)	44	(34)	(94)%	(82)%
Commercial	(28,397)	(28,275)	(21,676)	(27,387)	(29,363)	0%	(3)%
Residential	(98)	(205)	137	(793)	(93)	(52)%	5%
Consumer & other	(844)	(741)	(1,184)	(979)	(943)	14%	(10)%
Total net charge-offs	(29,345)	(29,321)	(25,655)	(29,115)	(30,433)	0%	(4)%
Balance, end of period	$420,907	$421,495	$424,629	$420,054	$418,671	0%	1%
Reserve for unfunded commitments
Balance, beginning of period	$17,384	$16,168	$18,199	$19,928	$22,868	8%	(24)%
Provision (recapture) for credit losses on unfunded commitments	692	1,216	(2,031)	(1,729)	(2,940)	(43)%	nm
Balance, end of period	18,076	17,384	16,168	18,199	19,928	4%	(9)%
Total Allowance for credit losses (ACL)	$438,983	$438,879	$440,797	$438,253	$438,599	—%	—%

Net charge-offs to average loans and leases (annualized)	0.31%	0.32%	0.27%	0.31%	0.32%	(0.01)	(0.01)
Recoveries to gross charge-offs	15.19%	14.05%	15.23%	16.76%	15.93%	1.14	(0.74)
ACLLL to loans and leases	1.12%	1.12%	1.13%	1.12%	1.11%	—	0.01
ACL to loans and leases	1.17%	1.17%	1.17%	1.17%	1.16%	—	0.01

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2025	Jun 30, 2024	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$424,629	$440,871	(4)%
Provision for credit losses on loans and leases	54,944	52,236	5%
Charge-offs
Commercial real estate	(196)	(746)	(74)%
Commercial	(65,684)	(80,793)	(19)%
Residential	(588)	(994)	(41)%
Consumer & other	(2,244)	(3,421)	(34)%
Total charge-offs	(68,712)	(85,954)	(20)%
Recoveries
Commercial real estate	90	909	(90)%
Commercial	9,012	8,930	1%
Residential	285	581	(51)%
Consumer & other	659	1,098	(40)%
Total recoveries	10,046	11,518	(13)%
Net (charge-offs) recoveries
Commercial real estate	(106)	163	(165)%
Commercial	(56,672)	(71,863)	(21)%
Residential	(303)	(413)	(27)%
Consumer & other	(1,585)	(2,323)	(32)%
Total net charge-offs	(58,666)	(74,436)	(21)%
Balance, end of period	$420,907	$418,671	1%
Reserve for unfunded commitments
Balance, beginning of period	$16,168	$23,208	(30)%
(Recapture) provision for credit losses on unfunded commitments	1,908	(3,280)	nm
Balance, end of period	18,076	19,928	(9)%
Total Allowance for credit losses (ACL)	$438,983	$438,599	0%

Net charge-offs to average loans and leases (annualized)	0.31%	0.40%	(0.09)
Recoveries to gross charge-offs	14.62%	13.40%	1.22

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$66,640	$1,109	6.66%	$59,223	$935	6.32%	$101,516	$1,628	6.42%
Loans and leases (1)	37,647,789	563,234	6.00%	37,678,820	551,627	5.92%	37,663,396	582,246	6.20%
Taxable securities	7,937,471	83,760	4.22%	7,690,610	71,480	3.72%	7,839,202	81,723	4.17%
Non-taxable securities (2)	797,994	7,875	3.95%	817,392	7,910	3.87%	825,030	7,889	3.82%
Temporary investments and interest-bearing cash	1,420,976	15,817	4.46%	1,493,815	16,394	4.45%	1,688,602	23,035	5.49%
Total interest-earning assets (1), (2)	47,870,870	$671,795	5.62%	47,739,860	$648,346	5.49%	48,117,746	$696,521	5.80%
Goodwill and other intangible assets	1,471,975			1,501,590			1,588,239
Other assets	2,209,369			2,211,158			2,275,570
Total assets	$51,552,214			$51,452,608			$51,981,555
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,479,613	$48,232	2.28%	$8,370,584	$46,632	2.26%	$8,147,516	$53,890	2.66%
Money market deposits	11,783,402	72,409	2.46%	11,603,140	68,719	2.40%	10,849,259	76,466	2.83%
Savings deposits	2,287,433	756	0.13%	2,350,459	574	0.10%	2,555,458	929	0.15%
Time deposits	6,125,997	58,757	3.85%	6,136,389	60,709	4.01%	6,488,923	76,022	4.71%
Total interest-bearing deposits	28,676,445	180,154	2.52%	28,460,572	176,634	2.52%	28,041,156	207,307	2.97%
Repurchase agreements and federal funds purchased	185,424	955	2.06%	215,962	974	1.83%	224,973	1,515	2.71%
Borrowings	3,058,352	34,542	4.53%	3,039,227	36,074	4.82%	3,900,000	49,418	5.10%
Junior and other subordinated debentures	428,348	8,592	8.05%	437,729	8,566	7.94%	417,329	9,847	9.49%
Total interest-bearing liabilities	32,348,569	$224,243	2.78%	32,153,490	$222,248	2.80%	32,583,458	$268,087	3.31%
Non-interest-bearing deposits	13,122,635			13,238,678			13,526,483
Other liabilities	794,448			843,885			963,375
Total liabilities	46,265,652			46,236,053			47,073,316
Common equity	5,286,562			5,216,555			4,908,239
Total liabilities and shareholders' equity	$51,552,214			$51,452,608			$51,981,555
NET INTEREST INCOME (2)		$447,552			$426,098			$428,434
NET INTEREST SPREAD (2)			2.84%			2.69%			2.49%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.75%			3.60%			3.56%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $1.1 million for the three months ended June 30, 2025, as compared to $1.1 million for the three months ended March 31, 2025 and $985,000 for the three months ended June 30, 2024.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Six Months Ended
	June 30, 2025			June 30, 2024
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$62,999	$2,044	6.49%	$66,033	$2,153	6.52%
Loans and leases (1)	37,663,046	1,114,861	5.96%	37,630,248	1,156,765	6.17%
Taxable securities	7,814,761	155,240	3.97%	7,960,102	160,447	4.03%
Non-taxable securities (2)	807,648	15,785	3.91%	838,186	15,775	3.76%
Temporary investments and interest-bearing cash	1,457,145	32,211	4.46%	1,704,697	46,588	5.50%
Total interest-earning assets (1), (2)	47,805,599	$1,320,141	5.56%	48,199,266	$1,381,728	5.75%
Goodwill and other intangible assets	1,486,692			1,603,686
Other assets	2,210,217			2,229,811
Total assets	$51,502,508			$52,032,763
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,425,683	$94,864	2.27%	$8,091,427	$105,268	2.62%
Money market deposits	11,694,209	141,128	2.43%	10,730,666	148,963	2.79%
Savings deposits	2,318,799	1,330	0.12%	2,621,909	1,644	0.13%
Time deposits	6,130,653	119,466	3.93%	6,447,865	149,867	4.67%
Total interest-bearing deposits	28,569,344	356,788	2.52%	27,891,867	405,742	2.93%
Repurchase agreements and federal funds purchased	200,625	1,929	1.94%	228,320	2,781	2.45%
Borrowings	3,048,122	70,616	4.67%	3,910,440	100,693	5.18%
Junior and other subordinated debentures	433,012	17,158	7.99%	420,428	19,734	9.44%
Total interest-bearing liabilities	32,251,103	$446,491	2.79%	32,451,055	$528,950	3.28%
Non-interest-bearing deposits	13,180,478			13,684,032
Other liabilities	819,040			950,619
Total liabilities	46,250,621			47,085,706
Common equity	5,251,887			4,947,057
Total liabilities and shareholders' equity	$51,502,508			$52,032,763
NET INTEREST INCOME (2)		$873,650			$852,778
NET INTEREST SPREAD (2)			2.77%			2.47%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.67%			3.54%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2.2 million for the six months ended June 30, 2025, as compared to $2.0 million for the same period in 2024.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$4,544	$4,391	$4,519	$5,225	$3,452	3%	32%
Servicing	5,845	5,855	5,947	6,012	5,952	—%	(2)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,113)	(3,141)	(3,103)	(3,127)	(3,183)	(1)%	(2)%
Changes due to valuation inputs or assumptions	(1,764)	(983)	7,414	(6,540)	1,238	79%	(242)%
MSR hedge gain (loss)	1,831	3,212	(7,819)	5,098	(1,611)	(43)%	nm
Total	$7,343	$9,334	$6,958	$6,668	$5,848	(21)%	26%

Closed loan volume for sale	$163,759	$136,084	$175,046	$161,094	$140,875	20%	16%
Gain on sale margin	2.77%	3.23%	2.58%	3.24%	2.45%	-0.46	0.32

Residential mortgage servicing rights:
Balance, beginning of period	$105,663	$108,358	$101,919	$110,039	$110,444	(2)%	(4)%
Additions for new MSR capitalized	2,077	1,429	2,128	1,547	1,540	45%	35%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,113)	(3,141)	(3,103)	(3,127)	(3,183)	(1)%	(2)%
Changes due to valuation inputs or assumptions	(1,764)	(983)	7,414	(6,540)	1,238	79%	(242)%
Balance, end of period	$102,863	$105,663	$108,358	$101,919	$110,039	(3)%	(7)%

Residential mortgage loans serviced for others	$7,851,562	$7,888,235	$7,939,445	$7,965,538	$8,120,046	—%	(3)%
MSR as % of serviced portfolio	1.31%	1.34%	1.36%	1.28%	1.36%	(0.03)	(0.05)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
($ in thousands)	Jun 30, 2025	Jun 30, 2024	Year over Year
Residential mortgage banking revenue:
Origination and sale	$8,935	$6,372	40%
Servicing	11,700	11,973	(2)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,254)	(6,336)	(1)%
Changes due to valuation inputs or assumptions	(2,747)	4,355	(163)%
MSR hedge gain (loss)	5,043	(5,882)	nm
Total	$16,677	$10,482	59%

Closed loan volume for sale	$299,843	$227,778	32%
Gain on sale margin	2.98%	2.80%	0.18

Residential mortgage servicing rights:
Balance, beginning of period	$108,358	$109,243	(1)%
Additions for new MSR capitalized	3,506	2,777	26%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,254)	(6,336)	(1)%
Changes due to valuation inputs or assumptions	(2,747)	4,355	(163)%
Balance, end of period	$102,863	$110,039	(7)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
Tangible Capital, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Total shareholders' equity	a	$5,341,882	$5,237,809	$5,118,224	$5,273,828	$4,976,672	2%	7%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		430,443	456,269	484,248	513,303	542,358	(6)%	(21)%
Tangible common shareholders' equity	b	$3,882,205	$3,752,306	$3,604,742	$3,731,291	$3,405,080	3%	14%

Total assets	c	$51,901,442	$51,519,266	$51,576,397	$51,908,599	$52,047,483	1%	—%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		430,443	456,269	484,248	513,303	542,358	(6)%	(21)%
Tangible assets	d	$50,441,765	$50,033,763	$50,062,915	$50,366,062	$50,475,891	1%	—%
Common shares outstanding at period end	e	210,213	210,112	209,536	209,532	209,459	—%	—%

Total shareholders' equity to total assets ratio	a / c	10.29%	10.17%	9.92%	10.16%	9.56%	0.12	0.73
Tangible common equity to tangible assets ratio	b / d	7.70%	7.50%	7.20%	7.41%	6.75%	0.20	0.95
Book value per common share	a / e	$25.41	$24.93	$24.43	$25.17	$23.76	2%	7%
Tangible book value per common share	b / e	$18.47	$17.86	$17.20	$17.81	$16.26	3%	14%

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on sale of debt securities, net		$1	$4	$10	$3	$(1)	(75)%	nm
Gain (loss) on equity securities, net		410	1,702	(1,424)	2,272	325	(76)%	26%
(Loss) gain on swap derivatives		(1,330)	(1,494)	3,642	(3,596)	424	(11)%	(414)%
Gain (loss) on loans held for investment, at fair value		212	7,016	(7,355)	9,365	(10,114)	(97)%	nm
Change in fair value of MSR due to valuation inputs or assumptions		(1,764)	(983)	7,414	(6,540)	1,238	79%	(242)%
MSR hedge gain (loss)		1,831	3,212	(7,819)	5,098	(1,611)	(43)%	nm
Total non-interest income adjustments	a	$(640)	$9,457	$(5,532)	$6,602	$(9,739)	(107)%	(93)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$8,186	$14,379	$2,230	$2,364	$14,641	(43)%	(44)%
Exit and disposal costs		387	661	872	631	1,218	(41)%	(68)%
FDIC special assessment		—	—	—	—	884	nm	(100)%
Legal settlement		—	55,000	—	—	—	(100)%	nm
Total non-interest expense adjustments	b	$8,573	$70,040	$3,102	$2,995	$16,743	(88)%	(49)%

Net interest income	c	$446,446	$424,995	$437,373	$430,218	$427,449	5%	4%

Non-interest income (GAAP)	d	$64,462	$66,377	$49,747	$66,159	$44,703	(3)%	44%
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	nm	(93)%
Operating non-interest income (non-GAAP)	e	$65,102	$56,920	$55,279	$59,557	$54,442	14%	20%

Revenue (GAAP)	f=c+d	$510,908	$491,372	$487,120	$496,377	$472,152	4%	8%
Operating revenue (non-GAAP)	g=c+e	$511,548	$481,915	$492,652	$489,775	$481,891	6%	6%

Non-interest expense (GAAP)	h	$277,995	$340,122	$266,576	$271,358	$279,244	(18)%	—%
Less: Non-interest expense adjustments	b	(8,573)	(70,040)	(3,102)	(2,995)	(16,743)	(88)%	(49)%
Operating non-interest expense (non-GAAP)	i	$269,422	$270,082	$263,474	$268,363	$262,501	—%	3%

Net income (GAAP)	j	$152,423	$86,609	$143,269	$146,182	$120,144	76%	27%
Provision for income taxes		51,041	37,238	49,076	50,068	40,944	37%	25%
Income before provision for income taxes		203,464	123,847	192,345	196,250	161,088	64%	26%
Provision for credit losses		29,449	27,403	28,199	28,769	31,820	7%	(7)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	232,913	151,250	220,544	225,019	192,908	54%	21%
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	nm	(93)%
Add: Non-interest expense adjustments	b	8,573	70,040	3,102	2,995	16,743	(88)%	(49)%
Operating PPNR (non-GAAP)	l	$242,126	$211,833	$229,178	$221,412	$219,390	14%	10%

Net income (GAAP)	j	$152,423	$86,609	$143,269	$146,182	$120,144	76%	27%
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	nm	(93)%
Add: Non-interest expense adjustments	b	8,573	70,040	3,102	2,995	16,743	(88)%	(49)%
Tax effect of adjustments		(1,367)	(7,419)	(2,158)	902	(6,621)	(82)%	(79)%
Operating net income (non-GAAP)	m	$160,269	$139,773	$149,745	$143,477	$140,005	15%	14%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Average assets	n	$51,552,214	$51,452,608	$51,588,231	$52,009,017	$51,981,555	—%	(1)%
Less: Average goodwill and other intangible assets, net		1,471,975	1,501,590	1,528,431	1,559,696	1,588,239	(2)%	(7)%
Average tangible assets	o	$50,080,239	$49,951,018	$50,059,800	$50,449,321	$50,393,316	—%	(1)%

Average common shareholders' equity	p	$5,286,562	$5,216,555	$5,226,290	$5,118,592	$4,908,239	1%	8%
Less: Average goodwill and other intangible assets, net		1,471,975	1,501,590	1,528,431	1,559,696	1,588,239	(2)%	(7)%
Average tangible common equity	q	$3,814,587	$3,714,965	$3,697,859	$3,558,896	$3,320,000	3%	15%

Weighted average basic shares outstanding	r	209,125	208,800	208,548	208,545	208,498	—%	—%
Weighted average diluted shares outstanding	s	209,975	210,023	209,889	209,454	209,011	—%	—%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$0.73	$0.41	$0.69	$0.70	$0.58	78%	26%
Earnings per share - diluted	j / s	$0.73	$0.41	$0.68	$0.70	$0.57	78%	28%
Efficiency ratio (1)	h / f	54.29%	69.06%	54.61%	54.56%	59.02%	(14.77)	(4.73)
Non-interest expense to average assets	h / n	2.16%	2.68%	2.06%	2.08%	2.16%	(0.52)	—
Return on average assets	j / n	1.19%	0.68%	1.10%	1.12%	0.93%	0.51	0.26
Return on average tangible assets	j / o	1.22%	0.70%	1.14%	1.15%	0.96%	0.52	0.26
PPNR return on average assets	k / n	1.81%	1.19%	1.70%	1.72%	1.49%	0.62	0.32
Return on average common equity	j / p	11.56%	6.73%	10.91%	11.36%	9.85%	4.83	1.71
Return on average tangible common equity	j / q	16.03%	9.45%	15.41%	16.34%	14.55%	6.58	1.48

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$0.77	$0.67	$0.72	$0.69	$0.67	15%	15%
Operating earnings per share - diluted	m / s	$0.76	$0.67	$0.71	$0.69	$0.67	13%	13%
Operating efficiency ratio, as adjusted (1)	u / y	51.79%	55.11%	52.51%	53.89%	53.56%	(3.32)	(1.77)
Operating non-interest expense to average assets	i / n	2.10%	2.13%	2.03%	2.05%	2.03%	(0.03)	0.07
Operating return on average assets	m / n	1.25%	1.10%	1.15%	1.10%	1.08%	0.15	0.17
Operating return on average tangible assets	m / o	1.28%	1.13%	1.19%	1.13%	1.12%	0.15	0.16
Operating PPNR return on average assets	l / n	1.88%	1.67%	1.77%	1.69%	1.70%	0.21	0.18
Operating return on average common equity	m / p	12.16%	10.87%	11.40%	11.15%	11.47%	1.29	0.69
Operating return on average tangible common equity	m / q	16.85%	15.26%	16.11%	16.04%	16.96%	1.59	(0.11)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$277,995	$340,122	$266,576	$271,358	$279,244	(18)%	—%
Less: Non-interest expense adjustments	b	(8,573)	(70,040)	(3,102)	(2,995)	(16,743)	(88)%	(49)%
Operating non-interest expense (non-GAAP)	i	269,422	270,082	263,474	268,363	262,501	—%	3%
Less: B&O taxes	t	(3,093)	(3,150)	(3,495)	(3,248)	(3,183)	(2)%	(3)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$266,329	$266,932	$259,979	$265,115	$259,318	—%	3%

Net interest income (tax equivalent) (1)	v	$447,552	$426,098	$438,424	$431,184	$428,434	5%	4%
Non-interest income (GAAP)	d	64,462	66,377	49,747	66,159	44,703	(3)%	44%
Add: BOLI tax equivalent adjustment (1)	w	1,608	1,362	1,390	1,248	1,291	18%	25%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	513,622	493,837	489,561	498,591	474,428	4%	8%
Less: Non-interest income adjustments	a	640	(9,457)	5,532	(6,602)	9,739	nm	(93)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$514,262	$484,380	$495,093	$491,989	$484,167	6%	6%

Efficiency ratio (1)	h / f	54.29%	69.06%	54.61%	54.56%	59.02%	(14.77)	(4.73)
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	51.79%	55.11%	52.51%	53.89%	53.56%	(3.32)	(1.77)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Income Statements, as adjusted
(Unaudited)
		Six Months Ended		% Change
($ in thousands)		Jun 30, 2025	Jun 30, 2024	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$5	$11	(55)%
Gain (loss) on equity securities, net		2,112	(1,240)	nm
(Loss) gain on swap derivatives		(2,824)	1,621	(274)%
Gain (loss) on loans held for investment, at fair value		7,228	(12,486)	nm
Change in fair value of MSR due to valuation inputs or assumptions		(2,747)	4,355	(163)%
MSR hedge loss		5,043	(5,882)	nm
Total non-interest income adjustments	a	$8,817	$(13,621)	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$22,565	$19,119	18%
Exit and disposal costs		1,048	2,490	(58)%
FDIC special assessment		—	5,732	(100)%
Legal settlement		55,000	—	nm
Total non-interest expense adjustments	b	$78,613	$27,341	188%

Net interest income	c	$871,441	$850,811	2%

Non-interest income (GAAP)	d	$130,839	$95,060	38%
Less: Non-interest income adjustments	a	(8,817)	13,621	(165)%
Operating non-interest income (non-GAAP)	e	$122,022	$108,681	12%

Revenue (GAAP)	f=c+d	$1,002,280	$945,871	6%
Operating revenue (non-GAAP)	g=c+e	$993,463	$959,492	4%

Non-interest expense (GAAP)	h	$618,117	$566,760	9%
Less: Non-interest expense adjustments	b	(78,613)	(27,341)	188%
Operating non-interest expense (non-GAAP)	i	$539,504	$539,419	—%

Net income (GAAP)	j	$239,032	$244,224	(2)%
Provision for income taxes		88,279	85,931	3%
Income before provision for income taxes		327,311	330,155	(1)%
Provision for credit losses		56,852	48,956	16%
Pre-provision net revenue (PPNR) (non-GAAP)	k	384,163	379,111	1%
Less: Non-interest income adjustments	a	(8,817)	13,621	(165)%
Add: Non-interest expense adjustments	b	78,613	27,341	188%
Operating PPNR (non-GAAP)	l	$453,959	$420,073	8%

Net income (GAAP)	j	$239,032	$244,224	(2)%
Less: Non-interest income adjustments	a	(8,817)	13,621	(165)%
Add: Non-interest expense adjustments	b	78,613	27,341	188%
Tax effect of adjustments		(8,786)	(10,241)	(14)%
Operating net income (non-GAAP)	m	$300,042	$274,945	9%
nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Average Balances, Earnings Per Share, and Performance Metrics, as adjusted
(Unaudited)
		Six Months Ended		% Change
		Jun 30, 2025	Jun 30, 2024	Year over Year
Average assets	n	$51,502,508	$52,032,763	(1)%
Less: Average goodwill and other intangible assets, net		1,486,692	1,603,686	(7)%
Average tangible assets	o	$50,015,816	$50,429,077	(1)%

Average common shareholders' equity	p	$5,251,887	$4,947,057	6%
Less: Average goodwill and other intangible assets, net		1,486,692	1,603,686	(7)%
Average tangible common equity	q	$3,765,195	$3,343,371	13%

Weighted average basic shares outstanding	r	208,964	208,379	—%
Weighted average diluted shares outstanding	s	209,965	208,999	—%

Select Per-Share & Performance Metrics
Earnings per share - basic	j / r	$1.14	$1.17	(3)%
Earnings per share - diluted	j / s	$1.14	$1.17	(3)%
Efficiency ratio (1)	h / f	61.54%	59.80%	1.74
Non-interest expense to average assets	h/n	2.42%	2.19%	0.23
Return on average assets	j / n	0.94%	0.94%	—
Return on average tangible assets	j / o	0.96%	0.97%	(0.01)
PPNR return on average assets	k/n	1.50%	1.47%	0.03
Return on average common equity	j / p	9.18%	9.93%	(0.75)
Return on average tangible common equity	j / q	12.80%	14.69%	(1.89)

Operating Per-Share & Performance Metrics
Operating earnings per share - basic	m / r	$1.44	$1.32	9%
Operating earnings per share - diluted	m / s	$1.43	$1.32	8%
Operating efficiency ratio, as adjusted (1)	u / y	53.40%	55.26%	(1.86)
Operating non-interest expense to average assets	i/n	2.11%	2.08%	0.03
Operating return on average assets	m / n	1.17%	1.06%	0.11
Operating return on average tangible assets	m / o	1.21%	1.10%	0.11
Operating PPNR return on average assets	l / n	1.78%	1.62%	0.16
Operating return on average common equity	m / p	11.52%	11.18%	0.34
Operating return on average tangible common equity	m / q	16.07%	16.54%	(0.47)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.

Columbia Banking System, Inc. Reports Second Quarter 2025 Results
July 24, 2025

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Six Months Ended		% change
($ in thousands)		Jun 30, 2025	Jun 30, 2024	Year over Year
Non-interest expense (GAAP)	h	$618,117	$566,760	9%
Less: Non-interest expense adjustments	b	(78,613)	(27,341)	188%
Operating non-interest expense (non-GAAP)	i	539,504	539,419	—%
Less: B&O taxes	t	(6,243)	(6,406)	(3)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$533,261	$533,013	—%

Net interest income (tax equivalent) (1)	v	$873,650	$852,778	2%
Non-interest income (GAAP)	d	130,839	95,060	38%
Add: BOLI tax equivalent adjustment (1)	w	2,970	3,100	(4)%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	1,007,459	950,938	6%
Less: Non-interest income adjustments	a	(8,817)	13,621	(165)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$998,642	$964,559	4%

Efficiency ratio (1)	h /f	61.54%	59.80%	1.74
Operating efficiency ratio, as adjusted (non-GAAP) (1)	u / y	53.40%	55.26%	(1.86)

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.